Exhibit 10.4
FIRST AMENDED AND RESTATED GUARANTY

Date: September 17, 2018

WELLS FARGO FINANCIAL LEASING, INC.
5000 Riverside Drive, Suite 300E
Irving, Texas 75039

HYSTER-YALE GROUP, INC., a Delaware corporation having its principal place of business at 5875 Landerbrook Drive, Mayfield Heights, OH 44124 (“Hyster-Yale”), and WELLS FARGO FINANCIAL LEASING, INC. an Iowa corporation having a place of business at 5000 Riverside Drive, Suite 300E, Irving, TX 75039 (“Wells Fargo”) have determined to amend and restate that certain Second Amended and Restated Joint Venture and Shareholders Agreement dated November 21, 2013, as such has been amended from time to time, and certain of the ancillary agreements related to the operation of HYG FINANCIAL SERVICES, INC., a Delaware corporation (“HYGFS”), including, without limitation, that certain Financing Agreement dated March 1, 2016 (the “Existing Financing Agreement”). To induce you, Wells Fargo, to enter into the First Amended and Restated Financing Agreement dated as of the date hereof (said agreement, including any present or future amendments or revisions thereto, being hereinafter collectively referred to as the “Financing Agreement”), with, and to loan monies from time to time to HYGFS on and subject to the terms and conditions of the Financing Agreement, but without in anyway binding Wells Fargo to do so, Hyster-Yale, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to Wells Fargo, its successors and assigns, subject only to the provisions of the last sentence of this paragraph, the due regular and punctual payment of any sum or sums of money which HYGFS may owe to Wells Fargo now or at any time hereafter, under or in connection with the Financing Agreement, whether evidenced by the Financing Agreement or any present or future promissory notes and/or any other documents or instruments evidencing, or relating to, any loan, extension of credit or other financial accommodation made or to be made by Wells Fargo to HYGFS under the Financing Agreement (collectively “Loan Documents” and each a “Loan Document”), on open account or otherwise, and whether it represents principal, interest, late charges, indemnities, an original balance, an accelerated balance, a balance reduced by partial payment, a deficiency after sale or other disposition of any collateral or security, or any other type of sum of any kind whatsoever that HYGFS may owe to Wells Fargo now or at any time hereafter under or in connection with the Financing Agreement (collectively the “Indebtedness”). ANYTHING IN THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, WITH RESPECT TO ANY SUM THAT MAY NOW OR AT ANY TIME HEREAFTER BE DUE AND UNPAID UNDER OR IN CONNECTION WITH THE FINANCING AGREEMENT, HYSTER-YALE’S OBLIGATION TO MAKE PAYMENT UNDER THE IMMEDIATELY PRECEDING SENTENCE SHALL IN NO EVENT EXCEED TWENTY PERCENT (20%) OF THE ENTIRE INDEBTEDNESS. Notwithstanding the foregoing, Hyster-Yale shall not be required to pay to Wells Fargo under this First Amended and Restated Guaranty (“Guaranty”) more than 20% of any unpaid amount due to Wells Fargo from HYGFS under the Loan Documents.

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Hyster-Yale does hereby further guarantee to Wells Fargo, its successors and assigns, to pay upon demand the full amount of all reasonable out-of-pocket costs, attorneys’ fees and expenses which may be incurred by Wells Fargo by reason any default by Hyster-Yale with respect to any of its obligations under this Guaranty.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require Wells Fargo to first seek or exhaust any remedy against HYGFS, its successors and assigns, or any other person that may be or become obligated with respect to the Indebtedness, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given now or hereafter in connection with the Indebtedness. It is agreed that you may, upon any breach or default of HYGFS, or at any time thereafter, make demand upon Hyster-Yale and receive payment under this Guaranty, with or without notice or demand for payment by HYGFS, its successors or assigns, or any other person. Suit may be brought and maintained against Hyster-Yale, at Wells Fargo’s election, without joinder of HYGFS or any other person as parties thereto.

Hyster-Yale agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional (except as otherwise expressly provided in the last sentence of the first paragraph to this Guaranty), irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of Hyster-Yale): (a) the genuineness, validity, regularity and enforceability of any Loan Document(s) or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of any Loan Document(s) or any other document; (c) the absence of, or delay in, any action to enforce any Loan Document(s), this Guaranty or any other document; (d) any failure or delay in obtaining any other guaranty of the Indebtedness; (e) the release of, extension of time for payment or performance by, or any other indulgence granted to HYGFS or any other person with respect to the Indebtedness by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any collateral or security that may be given, now or hereafter, in connection with the Indebtedness, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of Hyster-Yale; (g) HYGFS’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting HYGFS or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

This Guaranty shall continue and remain undischarged until all of the Indebtedness has been indefeasibly paid in full. Without limiting the foregoing, Hyster-Yale agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment of any of the Indebtedness (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by Wells Fargo, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, Wells Fargo shall be prohibited from exercising any of its rights or remedies against HYGFS or any other person or against any property, then, as between Wells Fargo and Hyster- Yale, such prohibition shall be of no force an effect, and Wells Fargo shall have the right to make demand upon, and receive payment from, Hyster-Yale all amounts and other sums that would be due hereunder but for such prohibition.

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Notice of acceptance of this Guaranty, of any loan, advance or other extension of credit under or in connection with the Financing Agreement, and of any default by HYGFS or any other person, is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Indebtedness, and the exercise of possessory, collection or other remedies for the Indebtedness, are hereby waived. Hyster-Yale warrants that it has adequate means to obtain from HYGFS on a continuing basis financial data and other information regarding HYGFS. Without limiting the foregoing, notice of adverse change in the financial condition of HYGFS or of any other fact which might materially increase the risk of Hyster-Yale is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between HYGFS, its successors or assigns, and Wells Fargo shall be binding upon and shall not affect the liability of Hyster-Yale. Hyster-Yale waives any and all rights of subrogation until all of the Indebtedness has been indefeasibly paid in full.

As used in this Guaranty, the word “person” shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

Hyster-Yale hereby ratifies and reaffirms all of its obligations, contingent or otherwise, under that certain guaranty from Hyster-Yale to Wells Fargo dated November 21, 2013 (the “Existing Guaranty”) and agrees that such obligations remain in full force and effect after giving effect to this Guaranty. Hyster-Yale hereby agrees that this Guaranty continues to secure all of the obligations under the Existing Financing Agreement as amended by the Financing Agreement.

This Guaranty is intended by the parties as a final expression of the guaranty of Hyster- Yale and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by Wells Fargo and Hyster-Yale. No failure by Wells Fargo to exercise its rights hereunder or any of the Loan Documents shall give rise to any estoppel against Wells Fargo, or excuse Hyster-Yale from performing hereunder. Wells Fargo’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

This Guaranty shall bind Hyster-Yale, its successors and assigns, and the benefits hereof shall extend to and include Wells Fargo, its successors and assigns.

This Guaranty shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Guaranty shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by Hyster-Yale and Wells Fargo respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be

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borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

Hyster-Yale hereby represents and warrants that this Guaranty (i) has been duly authorized, executed and delivered on behalf of Hyster-Yale, (ii) constitutes a valid, legal and binding obligation of Hyster-Yale, and (iii) is enforceable against Hyster-Yale in accordance with its terms (except to the extent that enforcement of remedies may be limited by any bankruptcy or insolvency proceedings affecting Hyster-Yale).

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

HYSTER-YALE GROUP, INC.

BY: /s/ Kenneth C. Schilling

TITLE: Senior Vice President and Chief
Financial Officer

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